ACADIA REALTY TRUST
2014-15 LONG-TERM INCENTIVE PLAN
AWARD AGREEMENT

2014-15 LONG-TERM INCENTIVE PLAN AWARD AGREEMENT made as of the date set forth on Schedule A hereto between Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary Acadia Realty Limited Partnership, a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).
RECITALS

1.The Grantee is a key employee of the Company and provides services to the Partnership.

2.The Company has adopted the 2014-15 Long-Term Incentive Plan (the “LTIP”) pursuant to Acadia Realty Trust 2006 Share Incentive Plan, as amended (the “Plan”), to provide certain key employees of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the long-term incentive compensation described in this Award Agreement (this “Agreement” or “Award Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company’s shareholders. The LTIP may, under certain circumstances, become exchangeable for shares of beneficial ownership of the Company reserved for issuance under the Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”)). This Agreement evidences an award to the Grantee under the LTIP (this “Award”), which is subject to the terms and conditions set forth herein.

3.The Grantee was selected to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Schedule A hereto (the “Grant Date”), the Grantee was awarded the number of LTIP Units (as defined herein) set forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
Section 1.    Administration. The LTIP and all awards thereunder, including this Award, shall be administered by the Compensation Committee of the Company’s Board of Trustees (the “Committee”), which in the administration of the LTIP shall have all the powers and authority it has in the administration of the Stock Plan, as set forth in the Stock Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the LTIP, consistent with the terms hereof and of the Stock Plan. The Committee’s determinations and interpretations with respect to the LTIP and this Agreement shall be final and binding on all parties.
Section 2.    Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:
“Award LTIP Units” has the meaning set forth in Section 3.
“Cause” means the Grantee has: (A) deliberately made a misrepresentation in connection with, or willfully failed to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or willfully destroyed or failed to preserve documents or other materials known to be relevant to such investigation, or willfully induced others to fail to cooperate or to produce documents or other materials; (B) failed to perform his duties hereunder (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) which failure continues for a period of three (3) business days after written demand for corrective action is delivered by the Company specifically indentifying the manner in which the Company believes the Grantee has not performed his duties; (C) engaged in conduct constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional customary and de minimis use of Company property for personal purposes; (D) materially violated a Company policy, including but not limited to a policy set forth in the Company's Employee Handbook; (E) disparaged the Company, its officers, trustees, employees or partners; (F) solicited any existing employee of the Company above the level of an administrative assistant to work at another company; (G) committed a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

“Change of Control” means that any of the following events has occurred: (A) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to thirty percent (30%) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Shares” means shares of beneficial ownership of the Company, par value $0.001 per share, either currently existing or authorized hereafter.
“Effective Date” means March 13, 2015.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Good Reason” means the Grantee shall have the right to terminate his employment for "Good Reason": (A) upon the occurrence of any material breach of this Agreement by the Company which shall include but not be limited to: a material, adverse alteration in the nature of Grantee’s duties, responsibilities, or authority; (B) upon a reduction in Grantee’s Annual base salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Company within ten (10) days after written notice of such default by the Grantee, (C) if the Company relocates Grantee’s office requiring the Grantee to increase his commuting time by more than one hour, then the Grantee shall have the right to terminate his employment, which termination shall be deemed for Good Reason.
“LTIP Units” means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded under the LTIP, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.
“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of March 22, 1999, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.
“Units” means OP Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for OP Units.
Section 3.    Award of LTIP Units. On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the “Award LTIP Units”). Award LTIP Units, when issued, shall constitute and be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. Award LTIP Units will be subject to vesting as provided in Sections 4 and 5 hereof. In connection with each subsequent issuance of Award LTIP Units, if any, the Grantee shall execute and deliver to the Company and the Partnership such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.
Section 4.    Vesting of Award LTIP Units.
The LTIP Units are subject to time-based vesting and performance-based vesting over a period of five years as follows:

1.With respect to fifty percent (50%) of the LTIP Units, vesting shall occur in equal amounts on January 6, 2016 (the “First Vesting Date”) and on each of the first, second, third and fourth anniversaries thereof (each a “Vesting Date”).

2.With respect to fifty percent (50%) of the LTIP Units, vesting shall occur as follows:
a)January 6, 2018 sixty percent (60%) of the LTIP Units described herein shall vest as herein provided;
b)Provided that vesting occurs on January 6, 2018, the balance of the LTIP Units shall vest in equal amounts on January 6, 2019 and 2020,

c)In all cases vesting on January 6, 2018 is dependent on achievement of one of the following benchmarks:

i)the Company achieves an average for the period from January 1, 2015 through December 31, 2017 as follows: 7% or greater annual increase in FFO,

ii)FFO growth is equal to the top one-third of the Company’s peer group (the “Peer Group”) as determined by the Committee,

iii)the Company achieves an 8% annual total shareholder return or

iv)annual total shareholder return is equal to the top one-third of the Peer Group.

The above vesting is subject to the Grantee’s continuous employment with the Company on each applicable date. Vesting is also subject to acceleration in the event of a Change of Control of the Company. Unvested LTIP Units are subject to forfeiture in the event of a voluntary termination of the Grantee’s employment by the Grantee, termination of the Grantee’s employment by the Company for cause, and failure to vest based on the performance-based hurdles at the end of the three year period.
Section 5.    Change of Control or Termination of Grantee’s Employment.
(a)    Notwithstanding any other agreement between the Grantee and the Company, upon the earlier of the Grantee’s (i) voluntary termination of employment with the Company other than for Good Reason or (ii) termination of employment by the Company for Cause, all Award LTIP Units which have not vested pursuant to Section 4 shall be forfeited as of such date. In the event of Termination for Good Reason, disability or death, all Award LTIP Units shall immediately vest. Notwithstanding anything to the contrary aforesaid, following a Change of Control, all Award LTIP Units which have not vested shall vest in full as of the date of such Change of Control.
(b)    To the extent that the Schedule to Exhibit C provides for amounts or schedules of vesting that conflict with the provisions of Sections 4 and 5, the provisions of the Schedule will be controlling and determinative.
Section 6.    Payments by Award Recipients. A capital contribution in the amount of $0.01 per Award LTIP Unit shall be payable to the Company or the Partnership by the Grantee in respect of this Award, with such amount being netted against cash compensation otherwise payable to the Grantee.
Section 7.    Distributions. The Grantee shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the Partnership Agreement. The Distribution Participation Date (as defined in the Partnership Agreement) with respect to the Award LTIP Units shall be the Effective Date, whereby the Award LTIP Unit shall be entitled to the full distribution payable on Units outstanding as of the record date for the quarterly distribution period during which the Award LTIP Units are issued, even though it will not have been outstanding for the whole period, and to subsequent distributions. All distributions paid with respect to the Award LTIP Units, if any, shall be fully vested and non-forfeitable when paid whether the underlying Award LTIP Units are vested or unvested.
Section 8.    Restrictions on Transfer. None of the Award LTIP Units shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the Effective Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 8. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
Section 9.    Changes in Capital Structure. Without duplication with the provisions of the Stock Plan, if (a) the outstanding Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, share dividend, combination or subdivision, merger, consolidation, or other similar transaction or (b) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the LTIP or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the LTIP and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units, FFO, total return or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.
Section 10.    Miscellaneous.
(a)    Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the Stock Plan may be amended or discontinued in accordance with its terms and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.
(b)    Incorporation of Stock Plan; Committee Determinations. The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Stock Plan, this Agreement shall be controlling and determinative. The Compensation Committee of the Company’s Board of Trustees (the “Committee”) will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)    Status as a Partner. As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award LTIP Units issued to the Grantee as of such date pursuant to Section 3 hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended from time to time as applicable to reflect the issuance to the Grantee of Award LTIP Units pursuant to Section 3 hereof, if any, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.
(d)    Status of LTIP Units under the Stock Plan. Insofar as the LTIP has been established as an incentive program of the Company and the Partnership, the Award LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Stock Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Stock Plan. The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as

Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.
(e)    Legend. If certificates are issued evidencing the Award LTIP Units, the records of the Partnership shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Stock Plan and in the Partnership Agreement.
(f)    Compliance With Securities Laws. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.
(g)    Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
(h)    Section 83(b) Election. In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
(i)    Policy for Recoupment of Incentive Compensation.  “Covered Officer” means any officer of the Company who (i) is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.  The Company will endeavor to inform the Grantee if the Grantee is designated as a “Covered Officer,” it being understood, however, that failure to notify the Grantee will have no effect on the rights of the Company under the policy.   If the Grantee is a Covered Officer, the Grantee hereby agrees that this Award and all compensation consisting of annual cash bonus and long term incentive compensation in any form (including stock options, restricted stock and LTIP Units, whether time-based or performance-based) (“Incentive Compensation”) awarded to the Grantee prior to the date hereof is subject to recoupment under the Company’s Corporate Governance Guidelines as in effect from time to time.  For the avoidance of doubt, the purpose and effect of the foregoing agreement by the Grantee is to make such policy effective both prospectively and retroactively. As an example, in addition to this Award, Incentive Compensation previously awarded in the past, prior to this policy being in effect, is subject to such policy and is applicable to the Grantee if he or she was a Covered Officers during any relevant period even if he or she is no longer an employee of the Company at the time the determination to recoup Incentive Compensation is made.
(j)    Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
(k)    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.
(l)    No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
(m)    Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.
(n)    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
(o)    Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(p)    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(q)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
(r)    409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the Award LTIP Units from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.
(s)    Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the 13th day of March, 2015.

ACADIA REALTY TRUST

By:
Robert Masters, Senior Vice President

1311 Mamaroneck Avenue
Suite 260
White Plains, NY 10605

ACADIA REALTY LIMITED PARTNERSHIP

By: Acadia Realty Trust, its general partner

By:
Robert Masters, Senior Vice President

1311 Mamaroneck Avenue
Suite 260
White Plains, NY 10605

GRANTEE

[Name]

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Grantee, desiring to become one of the within named Limited Partners of Acadia Realty Limited Partnership, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Amended and Restated Limited Partnership Agreement, dated as of March 22, 1999, of Acadia Realty Limited Partnership, as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

____________________________
[Name]

Date:    March 13, 2015

Address of Limited Partner:

[Address]

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Grantee hereby represents, warrants and covenants as follows:
(a)The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Company’s latest Annual Report to Stockholders;
(ii)The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
(iii)The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;
(vi)The Partnership Agreement;
(vii)The Stock Plan; and
(viii)The Company’s Declaration of Trust, as amended.
The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)The Grantee hereby represents and warrants that
(i)The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into units of limited partnership of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares the Company’s common stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept the award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.
(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Stock Plan, the agreement of limited partnership of the Partnership, the articles of organization of the Company, as amended, and the Award Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi)No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, Trustee, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.
(c)So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which LTIP Units are issued or awarded to the Grantee.
(e)The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:
Name:  [            ] (the “Taxpayer”)
Address:  [    ]
Social Security No./Taxpayer Identification No.:  [    ]
2.    Description of property with respect to which the election is being made:
The election is being made with respect to [          ] LTIP Units in Acadia Realty Limited Partnership (the “Partnership”).
3.    The date on which the LTIP Units were transferred is March 13, 2015. The taxable year to which this election relates is calendar year 2015.
4.    Nature of restrictions to which the LTIP Units are subject:
(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.
(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.01 per LTIP Unit.
6.    The amount paid by the Taxpayer for the LTIP Units was $0.01 per LTIP Unit.
7.    A copy of this statement has been furnished to the Partnership and Acadia Realty Trust (the “Company”).
Dated:  March 13, 2015

___________________________________
[Name]

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based vesting and performance-based vesting over a period of five years as follows:
1.With respect to fifty percent (50%) of the LTIP Units, vesting shall occur in equal amounts on January 6, 2016 (the “First Vesting Date”) and on each of the first, second, third and fourth anniversaries thereof (each a “Vesting Date”).
2.With respect to fifty percent (50%) of the LTIP Units, vesting shall occur as follows:
a)January 6, 2018 sixty percent (60%) of the LTIP Units described herein shall vest as herein provided;
b)Provided that vesting occurs on January 6, 2018, the balance of the LTIP Units shall vest in equal amounts on January 6, 2019 and 2020,

c)In all cases vesting on January 6, 2018 is dependent on achievement of one of the following benchmarks:

i)the Company achieves an average for the period from January 1, 2015 through December 31, 2017 as follows: 7% or greater annual increase in FFO,

ii)FFO growth is equal to the top one-third of the Company’s peer group (the “Peer Group”) as determined by the Committee,

iii)the Company achieves an 8% annual total shareholder return or

iv)annual total shareholder return is equal to the top one-third of the Peer Group.

The above vesting is subject to the Grantee’s continuous employment with the Company on each applicable date. Vesting is also subject to acceleration in the event of a Change of Control of the Company. Unvested LTIP Units are subject to forfeiture in the event of a voluntary termination of the Grantee’s employment by the Grantee, termination of the Grantee’s employment by the Company for cause, and failure to vest based on the performance-based hurdles at the end of the three year period.

SCHEDULE A TO 2014-15 LTIP AWARD AGREEMENT

Date of Award Agreement:	March 13, 2015
Name of Grantee:
Number of Award LTIP Units Subject to Grant:
Grant Date:	March 5, 2015

Initials of Company representative: _________
Initials of Grantee: _________